UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2022
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC	(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At the 2022 annual meeting of shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”), shareholders were asked to approve the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan (the “Amended 2019 Plan”), which was adopted, subject to shareholder approval, by the Company’s Board of Directors (the “Board”) on December 9, 2021. As described in Item 5.07 below, the Company’s shareholders approved the Amended 2019 Plan on March 11, 2022.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Amended 2019 Plan equals the sum of the following: (a) 7,713,160 shares, plus (b) the number of shares that were subject to outstanding awards granted under the Company’s 2012 Equity Incentive Plan, as amended or amended and restated (the “2012 Plan”), and the 2010 Equity Incentive Plan, as amended (the “2010 Plan” and, together with the 2012 Plan, the “Prior Plans”), immediately prior to March 22, 2019 (the date of initial shareholder approval of the EMCORE Corporation 2019 Equity Incentive Plan (the “Shareholder Approval Date”)), that expire, are cancelled, forfeited, terminated or otherwise reacquired by the Company without having become vested without such shares being issued under the Prior Plans after the Shareholder Approval Date.

The Board or one or more committees appointed by the Board administers the Amended 2019 Plan. The Board has delegated general administrative authority for the Amended 2019 Plan to the Compensation Committee of the Board. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the Amended 2019 Plan. The administrator of the Amended 2019 Plan has broad authority under the Amended 2019 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Amended 2019 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The types of awards that may be granted under the Amended 2019 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in our common stock or units of our common stock, as well as certain cash bonus awards.

Shares subject to outstanding awards that expire, are cancelled, or otherwise terminate and shares subject to outstanding awards that are settled in cash will be available for issuance under the Amended 2019 Plan; however, any shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to options, stock appreciation rights or “full value awards,” as well as the total number of shares subject to any stock appreciation rights will count against the share limit and will not be available for issuance under the Amended 2019 Plan.

The foregoing summary of the Amended 2019 Plan is qualified in its entirety by reference to the text of the Amended 2019 Plan, which is attached as Exhibit 10.1 and is incorporated herein by this reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    On March 11, 2022, the Company held its Annual Meeting in Concord, California.

(b)    Below are the voting results for the matters submitted to the Company's shareholders for a vote at the Annual Meeting:

(1)    The election of each of the following director nominees to the Board, to each serve a one-year term expiring at the Company’s 2023 annual meeting of shareholders and until their respective successors are duly qualified and elected.  The nominees were each elected as a director with the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
Stephen L. Domenik	18,314,414	2,959,213	6,466,412
Bruce E. Grooms	20,123,868	1,149,759	6,466,412
Noel Heiks	17,178,227	4,095,400	6,466,412
Rex S. Jackson	16,969,227	4,304,400	6,466,412
Jeffrey Rittichier	16,832,632	4,440,995	6,466,412

(2)     A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2022.  This proposal was approved by shareholders with 23,707,420 votes in favor, 4,005,834 votes against and 26,785 abstentions.

(3)     A proposal to approve the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan. This proposal was approved by shareholders with 15,393,920 votes in favor, 2,217,218 votes against, 3,662,489 abstentions and 6,466,412 broker non-votes.

(4)     A proposal to approve, on an advisory basis, the executive compensation of the Company's Named Executive Officers.  This proposal was approved by shareholders with 16,492,398 votes in favor, 1,085,253 votes against, 3,695,976 abstentions and 6,466,412 broker non-votes.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: March 17, 2022	Title:	Chief Financial Officer